Exhibit 99.1

Contact: Hassan Parsa Vice President, Business Development Centillium Communications, Inc. hparsa@centillium.com (510) 771-3624	Christina L. Carrabino CLC Communications, Inc. christina@clccommunication.com (415) 929-9307

CENTILLIUM COMMUNICATIONS ANNOUNCES FOURTH QUARTER
AND 2007 FINANCIAL RESULTS

FREMONT, Calif., Feb. 20, 2008 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced financial results for the fourth quarter and year ended Dec. 31, 2007.

Net revenues for the fourth quarter of 2007 were $8.6 million, compared with $10.0 million during the third quarter of 2007 and $10.0 million during the fourth quarter of 2006.

For the year ended Dec. 31, 2007, net revenues were $39.2 million, compared with $64.6 million in 2006.

The GAAP gross margin was 168 percent (64.4 percent, non-GAAP) for the fourth quarter of 2007, compared with 62.4 percent (62.5 percent, non-GAAP) for the third quarter of 2007 and 58.0 percent (58.2 percent, non-GAAP) for the fourth quarter of 2006. The GAAP gross margin for the fourth quarter of 2007 included a 103% benefit from the reversal of accrued royalties. Further information about non-GAAP measures is provided below.

Net income was $2.4 million on a GAAP basis, or $0.06 per share, for the fourth quarter of 2007, compared with a net loss of $5.2 million, or $0.13 per share, for the third quarter of 2007 and a net loss of $6.0 million, or $0.15 per share, for the fourth quarter of 2006. The GAAP net income for the fourth quarter included an $8.9 million benefit from the reversal of accrued royalties; restructuring expense related to surplus space of $518,000; and a $1.4 million impairment of assets charge related to the divestiture of our DSL business. The GAAP results for all periods include charges for stock-based compensation due to the adoption of SFAS 123R, effective Jan. 1, 2006.

Non-GAAP results were a net loss of $4.2 million, or a net loss of $0.10 per share, for the fourth quarter of 2007, compared with a net loss of $4.7 million, or a net loss of $0.11 per share, for the third quarter of 2007 and a net loss of $5.2 million, or $0.13 per share, for the fourth quarter of 2006. The non-GAAP results for the fourth quarter excludes the effect of the $8.9 million benefit from the reversal of accrued royalties; restructuring expense related to surplus space of $518,000; stock-based compensation of $336,000; and a $1.4 million impairment of assets charge related to the divestiture of our DSL business. The non-GAAP results for the third quarter of 2007 and the fourth quarter of 2006 exclude stock-based compensation of $496,000 and $768,000, respectively.

For the year ended Dec. 31, 2007, GAAP results were a net loss of $17.6 million, or a net loss of $0.43 per share, compared with a net loss of $10.7 million, or $0.27 per share in the prior year.

For the year ended Dec. 31, 2007, non-GAAP results were a net loss of $19.8 million, or a net loss of $0.48 per share, compared with a net loss of $7.5 million, or $0.19 per share, in the prior year. The non-GAAP net loss for the year ended Dec. 31, 2007 excludes the effect of the $8.9 million benefit from the reversal of accrued royalties; loss on settlement of $2.5 million; stock-based compensation of $1.9 million; restructuring expense of $827,000; and a $1.4 million impairment of assets charge related to the divestiture of our DSL business.

Total cash and short-term investments were $36.8 million at Dec. 31, 2007, compared with $41.7 million at Sept. 30, 2007.

"On Feb. 13, 2008, we completed the sale of our DSL business to Ikanos Communications, Inc. for $12 million in cash," said Faraj Aalaei, co-founder and CEO of Centillium. "The sale of our DSL business will allow us to focus our resources on Optical and VoIP, our two key growth businesses. We will continue to focus on delivering exceptional products, expanding our worldwide customer base, improving our competitive position and growing our market share," said Aalaei.

Conference Call Information

A conference call to review the fourth quarter and 2007 financial results will follow this press release today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (210) 839-8948, passcode: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately one week. To access the replay, dial (203) 369-3687. The conference call will also be web cast over the Internet; visit the Investor Relations section of the Centillium

Communications website at www.centillium.com to access the call from the website. This web cast will be recorded and available for replay on the Centillium website from approximately two hours after the conclusion of the conference call until March 31, 2008.

Non-GAAP Financial Measures

In this earnings press release and during the earnings conference call and webcast as described above, Centillium has supplemented and will supplement its reported GAAP financials with non-GAAP measures. Non-GAAP gross margin, operating expenses, net loss and net loss per share, where applicable, exclude the effect of stock-based compensation and, with respect to the twelve months ended Dec. 31, 2007, the effect of the reversal of accrued royalties, restructuring expense, an impairment of assets charge related to the divestiture of our DSL business, and the loss on settlement of litigation. The company uses the non-GAAP information internally to evaluate its continuing operational performance and its cash requirements and to determine incentive compensation, and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results and the company's cash requirements and its ongoing performance in the ordinary course of its operations. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from and are not a substitute for GAAP measures, and our non-GAAP measures may be different from similarly titled non-GAAP measures reported by other companies. A reconciliation of GAAP to non-GAAP results is provided in the table immediately below the GAAP Consolidated Statements of Operations included in this earnings press release.

About Centillium Communications, Inc.

Centillium Communications, Inc. is a leading innovator of high performance, cost-effective semiconductor solutions that give consumers, enterprises and service providers the winning edge in broadband access. The company's complete, end-to-end system-on-chip solutions accelerate development time-to-market for "last mile" products with Fiber-To-The-Premises (FTTP) and Voice-over-Internet Protocol (VoIP) technologies. Centillium products include digital and mixed-signal integrated circuits and related software for FTTP central office and customer premises equipment and VoIP solutions for carrier- and enterprise-class gateways and consumer telephony. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at www.centillium.com.

This press release includes statements that are forward-looking statements within the meaning of U.S. federal securities laws. For example, this press release speaks to Centillium's focus and expected growth in its Optical (FTTP) and VoIP businesses, and potential increases in customer base and market share. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risk that Centillium's new focus on Optical and VoIP products will not be successful and that its growth expectations for those businesses will not be achieved; the risk that the anticipated expense savings and other anticipated benefits from Centillium's divestiture will be larger than currently anticipated; the possibility of business disruption resulting from the divestiture; as well as risks and uncertainties relating to the rate and breadth of deployment of broadband access in general, especially Optical (FTTP) and VoIP technologies, and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; Centillium's dependence on a few significant customers for a substantial portion of its revenue; Centillium's ability to continue and expand on its relationships with new customers; the timing, rescheduling or cancellation of significant customer orders and Centillium's ability, as well as the ability of its customers, to manage inventory; Centillium's ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of Centillium's products; the timing of customer-industry qualification and certification of Centillium's products and the risks of non-qualification or non-certification; Centillium's ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; changes in Centillium's product or customer mix; the satisfactory completion of the audits of Centillium's financial statements and systems of internal control; intellectual property disputes and customer indemnification claims and other types of litigation risk; the effectiveness of Centillium's expense and product cost control and reduction efforts; and Centillium's ability to attract, retain and motivate qualified personnel, including executive officers and other key management and technical personnel. Centillium undertakes no obligation to update forward-looking statements for any reason. Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other documents on file with the Securities and Exchange Commission.

Centillium Communications and the Centillium Logo are trademarks of Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

- Summary Financial Data Attached -

CENTILLIUM COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006
	(In thousands, except per share data)
Net revenues	$8,593	$10,026	$10,016	$39,175	$64,563
Cost of revenues (a)	3,053	3,767	4,203	16,369	29,391
Reversal of accrued royalties	(8,887)	-	-	(8,887)	-
Gross profit	14,427	6,259	5,813	31,693	35,172
Operating expenses:
Research and development (a)	6,628	8,081	7,575	28,780	27,814
Selling, general and administrative (a)	3,825	3,904	4,912	17,555	20,747
Loss on settlement	-	-	-	2,500	-
Impairment of assets	1,413	-	-	1,413	-
Restructuring charges	518	-	-	827	-
Total operating expenses	12,384	11,985	12,487	51,075	48,561
Operating income (loss)	2,043	(5,726)	(6,674)	(19,382)	(13,389)
Interest income and other, net	450	538	759	2,329	2,861
Income (loss) before provision for income taxes	2,493	(5,188)	(5,915)	(17,053)	(10,528)
Provision for income taxes	97	49	75	548	221
Net income (loss)	$2,396	$(5,237)	$(5,990)	$(17,601)	$(10,749)

Basic net income (loss) per share	$0.06	$(0.13)	$(0.15)	$(0.43)	$(0.27)
Diluted net income (loss) per share	$0.06	$(0.13)	$(0.15)	$(0.43)	$(0.27)

Shares used to compute basic net income (loss) per share	41,633	41,458	40,818	41,369	40,574
Shares used to compute diluted net income (loss) per share	41,779	41,458	40,818	41,369	40,574

(a) Includes stock-based compensation as follows:
Cost of revenues	$(4)	$10	$14	$25	$63
Research and development	101	196	277	763	1,214
Selling, general and administrative	239	290	477	1,126	1,957
	$336	$496	$768	$1,914	$3,234

CENTILLIUM COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31,	December 31,
	2007	2006
	(In thousands, except share
	and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$32,596	$26,121
Short-term investments	4,209	29,278
Accounts receivable - net of allowance for doubtful accounts of $22 at
December 31, 2007 and $80 at December 31, 2006	3,757	6,266
Inventories	2,802	4,968
Other current assets	2,685	2,985
Net assets held for sale	706	-
Total current assets	46,755	69,618
Property and equipment, net	1,193	2,702
Other assets	678	578
Total assets	$48,626	$72,898

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$1,500	$-
Accounts payable	4,765	6,505
Accrued compensation and related expenses	3,869	3,249
Accrued liabilities and other	11,808	21,118
Total current liabilities	21,942	30,872
Other long-term liabilities	1,829	1,228

Stockholders' equity:
Common stock; $0.001 par value:
Authorized shares: 100,000,000; Issued and outstanding shares: 41,718,601 at
December 31, 2007, 41,147,312 at December 31, 2006	42	41
Additional paid-in capital	254,537	251,964
Accumulated deficit	(229,727)	(211,189)
Accumulated other comprehensive loss	3	(18)
Total stockholders' equity	24,855	40,798
Total liabilities and stockholders' equity	$48,626	$72,898

CENTILLIUM COMMUNICATIONS, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006
	(In thousands, except per share data)
GAAP gross margin	167.9%	62.4%	58.0%	80.9%	54.5%
Reversal of accrued royalties	-103.4%	-	-	-22.7%	-
Stock-based compensation	-0.1%	0.1%	0.2%	0.1%	0.1%
Non-GAAP gross margin	64.4%	62.5%	58.2%	58.3%	54.6%

GAAP research and development expenses	$6,628	$8,081	$7,575	$28,780	$27,814
Stock-based compensation	101	196	277	763	1,214
Non-GAAP research and development expenses	$6,527	$7,885	$7,298	$28,017	$26,600

GAAP selling, general, and administrative expenses	$3,825	$3,904	$4,912	$17,555	$20,747
Stock-based compensation	239	290	477	1,126	1,957
Non-GAAP selling, general, and administrative expenses	$3,586	$3,614	$4,435	$16,429	$18,790

GAAP operating expenses	$12,384	$11,985	$12,487	$51,075	$48,561
Stock-based compensation	340	486	754	1,889	3,171
Loss on settlement	-	-	-	2,500	-
Restructuring charges	518	-	-	827	-
Impairment of assets	1,413	-	-	1,413	-
Non-GAAP operating expenses	$10,113	$11,499	$11,733	$44,446	$45,390

GAAP net income (loss)	$2,396	$(5,237)	$(5,990)	$(17,601)	$(10,749)
Stock-based compensation	336	496	768	1,914	3,234
Loss on settlement	-	-	-	2,500	-
Reversal of accrued royalties	(8,887)	-	-	(8,887)	-
Restructuring charges	518	-	-	827	-
Impairment of assets	1,413	-	-	1,413	-
Non-GAAP net income (loss)	$(4,224)	$(4,741)	$(5,222)	$(19,834)	$(7,515)

GAAP basic and diluted net income (loss) per share	$0.06	$(0.13)	$(0.15)	$(0.43)	$(0.27)
Loss on settlement	-	-	-	0.06	-
Stock-based compensation	0.01	0.02	0.02	0.04	0.08
Impairment of assets	0.03	-	-	0.04	-
Reversal of accrued royalties	(0.21)	-	-	(0.21)
Restructuring charges	0.01	-	-	0.02	-
Non-GAAP basic and diluted net loss per share	$(0.10)	$(0.11)	$(0.13)	$(0.48)	$(0.19)